Exhibit 5.1





                       [Letterhead of Johnson & Johnson]

                                                                April 17, 2001

Johnson & Johnson
One Johnson & Johnson Plaza
New Brunswick, NJ 08933

Dear Ladies and Gentlemen:

     I am Associate General Counsel of Johnson & Johnson, a New Jersey corporation (the "Company"), and I am familiar with the Registration Statement on Form S-4 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Rule 462(b) under the Securities Act for the purpose of registering under the Securities Act additional shares of the Company's Common Stock, par value $1.00 per share ("Common Stock"), in connection with the proposed merger of HP Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("Merger Sub"), with and into Heartport, Inc., a Delaware corporation ("Heartport"), pursuant to the terms of the Amended and Restated Agreement and Plan of Merger dated as of January 26, 2001 (the "Merger Agreement") among the Company, Merger Sub and Heartport.

     I have reviewed the Company's Restated Certificate of Incorporation and by-laws and such other corporate records of the Company and documents and certificates of public officials and others as I have deemed necessary as basis for the opinion hereinafter expressed.

     Based on the foregoing and having regard for such legal considerations as I deem relevant, I am of the opinion that the shares of Common Stock covered by the Registration Statement when delivered in exchange for shares of Heartport common stock pursuant to the Merger Agreement will be duly authorized, validly issued, fully paid and nonassessable.

     I hereby consent to the use of my name under the caption "Legal Matters" in the Proxy Statement/Prospectus constituting a part of the Registration Statement on Form S-4 (Registration No. 333-56034), which is incorporated by reference in the Registration Statement, and to the use of this opinion as an Exhibit to the Registration Statement.

                                        Very truly yours,


                                        /s/ Joseph S. Orban
                                        -----------------------------------
                                        Name:  Joseph S. Orban
                                        Title: Associate General Counsel